SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 21, 2009

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

                                     Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 21, 2009, Alaska Pacific Bancshares, Inc. issued a corrected earnings release for the quarter ended March 31, 2009. A copy of the earnings release is attached hereto as Exhibit 99.1 that corrects the release issued May 13, 2009 for a revised calculation of the book value per share on page 2 of the Financial Highlights, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of Alaska Pacific Bancshares, Inc. May 21, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

DATE: May 21, 2009	By:	/s/Julie M. Pierce
Senior Vice President and
Chief Financial Officer

Exhibit 99.1

Corrected News Release
For Immediate Release

ALASKA PACIFIC BANCSHARES, INC. REPORTS
FIRST QUARTER EARNINGS FOR 2009
Corrects release issued May 13, 2009 for a revised calculation of the book value per share – page 2 of the Financial Highlights table.

JUNEAU, Alaska, May 21, 2009 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today announced its first quarter results for the period ended March 31, 2009. Net income not including preferred stock dividend and discount accretion for the first quarter of 2009 was $209,000. After preferred stock dividend and discount accretion of $46,000, net income available to common shareholders for the first quarter of 2009 was $163,000, or $0.25 per diluted share. Net income for the first quarter ended March 31, 2008 was $154,000, or $0.23 per diluted share. “We are pleased to see our net income, not including preferred stock dividend and discount accretion, for 2009 at 138% of first quarter last year, with our mortgage banking activities benefiting from the current interest rate environment,” stated Craig E. Dahl, President & Chief Executive Officer. “While we are carefully watching overall market conditions it is important to demonstrate that the core business of the Bank remains sound.”

Mortgage banking income increased $190,000 (475.0%) for the first quarter of 2009 compared to the quarter ended December 31, 2008 and increased $149,000 (184.0%) from the quarter ended March 31, 2008. The increase in mortgage banking income during the first quarter of 2009 was associated with lower interest rates. Other noninterest income for the first quarter of 2009 increased $32,000 (13.7%) from December 31, 2008 and increased $10,000 (3.9%) from the quarter ended March 31, 2008. Noninterest expense for the first quarter of 2009 increased $19,000 (0.9%) from December 31, 2008 and increased $107,000 (5.1%) from the quarter ended March 31, 2008. The increase in expense in the first quarter of 2009 is primarily related to an increase in professional service fees associated with impaired loans, an increase in repossessed assets expense, and an increase in FDIC assessments.

Provision for loan losses decreased $1.8 million for the quarter ended March 31, 2009 compared to the quarter ended December 31, 2008 and decreased $110,000 compared to the quarter ended March 31, 2008. The allowance for loan losses at March 31, 2009 was $2.8 million, representing 1.64% of total loans outstanding. Total non accrual loans were $5.8 million at March 31, 2009 compared with $6.1 million at December 31, 2008 and $3.4 million at March 31, 2008. In addition, the Bank’s real estate owned and repossessed assets were $408,000 at March 31, 2009 and December 31, 2008 compared to zero at March 31, 2008. There was a $5,100 net loan recovery for the quarter ended March 31, 2009 compared to a $3.9 million net loan charge off for the quarter ended December 31, 2008 and $1,000 net loan recovery for the quarter ended March 31, 2008.

Interest income decreased $485,000 (15.3%) to $2.7 million for the first quarter of 2009 compared to the first quarter of 2008, reflecting a 1.0% increase in average loans offset with a declining yield on loans and other earning assets. The net interest margin on average earning assets for the first quarter was 4.83% in 2009 compared with 5.00% in the first quarter of 2008.

Loans (excluding loans held for sale) were $168.0 million at March 31, 2009, a decrease of $1.0 million, or 0.6% from December 31, 2008, and a decrease of $1.0 million, or 0.6% from March 31, 2008. Deposits at March 31, 2009, were $139.4 million, a $23.0 million (14.1%) decrease from December 31, 2008 and a $17.1 million (10.9%) decrease from March 31, 2008. The decline in certificates of deposit (CDs) in the first quarter of 2009 is attributable to a decline in deposits from a public entity under a CD program for qualified Alaskan financial institutions. The decline in deposits under this program was due to a change in the index rate required under the program guidelines.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or write-down assets; interest rate fluctuations; economic conditions in the Company’s primary market area and other market areas where the collateral for our loans is located; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

Contact: Julie M. Pierce		Craig E. Dahl
Senior Vice President and CFO	or	President and CEO
907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Corrected Financial Highlights (Unaudited)
First Quarter 2009
(dollars in thousands, except per-share amounts)

		Three Months Ended

	March 31,	December 31,	March 31,
	2009	2008	2008

Condensed Statement of Operations:
Interest income	$2,685	$2,789	$3,170
Interest expense	553	705	969

Net interest income	2,132	2,084	2,201
Provision for loan losses	60	1,828	170
Mortgage banking income	230	40	81
Other noninterest income	266	234	256
Noninterest expense	2,222	2,203	2,115

Net income (loss) before income tax	346	(1,673)	253
Provision (benefit) for income tax	137	(634)	99
Net income (loss)	209	(1,039)	154

Preferred stock dividend and discount
accretion
Preferred stock dividend	37	-	-
Preferred stock discount accretion	9	-	-

Net income (loss) available to common
shareholders	$163	$(1,039)	$154

Earnings (loss) per share:
Basic	$0.25	$(1.59)	$0.24
Diluted	$0.25	$(1.59)	0.23
Performance Ratios:
Return on average equity	4.50%	(24.80%)	3.29%
Return on average assets	0.44	(2.10)	0.33
Yield on average interest-earning assets	6.08	5.91	7.20
Cost of average interest-bearing liabilities	1.56	1.92	2.78
Interest rate spread	4.52	3.99	4.42
Net interest margin on:
Average interest-earning assets	4.83	4.41	5.00
Average total assets	4.52	4.21	4.70
Efficiency ratio (a)	92.66	95.04	86.08
Average balances:
Loans	$170,605	$175,203	$168,925
Interest-earning assets	176,533	188,923	176,034
Assets	188,809	198,234	187,485
Interest-bearing deposits	126,493	136,820	118,429
Total deposits	151,260	165,673	142,949
Interest-bearing liabilities	141,373	147,163	139,497
Shareholders' equity	18,577	16,759	18,713
Average shares outstanding:
Basic	654,486	654,486	649,690
Diluted	654,486	654,486	666,347

	March 31,	December 31,	March 31,
	2009	2008	2008

Balance sheet data:
Total assets	$185,572	$190,851	$189,604
Loans, before allowance	167,985	168,982	169,084
Loans held for sale	937	2,586	3,269
Investment securities	3,118	3,243	3,777
Total deposits	139,376	162,175	156,458
Federal Home Loan Bank advances	22,348	10,320	11,834
Shareholders' equity	21,210	16,283	18,732

Shares outstanding (b)	654,486	654,486	654,486

Book value per share	$25.10	$24.88	$28.72

Asset quality:
Allowance for loan losses	$2,753	$2,688	$1,954
Allowance as a percent of loans	1.64%	1.59%	1.16%
Nonaccrual loans	$5,833	$6,071	$3,378
Total nonperforming assets	6,241	6,479	3,378
Impaired loans	13,792	10,685	6,513
Loan impairments	1,080	875	900
Net charge offs (recoveries) for quarter	(5)	3,886	(1)
Net charge offs YTD	(5)	4,129	(1)
Repossessed assets	408	408	-

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.
(b)	Excludes treasury stock.